Exhibit 99.1

Calgon Carbon Adds New Board Member

PITTSBURGH--(BUSINESS WIRE)--August 5, 2013--Calgon Carbon Corporation (NYSE: CCC) is pleased to announce the appointment of John J. Paro to its Board of Directors.

Since 2009 Mr. Paro (57) has served as Chairman, President and Chief Executive Officer of the HallStar Company (HallStar), a privately held specialty chemical company. HallStar provides innovative chemistry-based solutions for the personal care and industrial markets to customers in 50 countries across six continents.

Following an eight-year tenure with FMC Corporation, where he held sales and marketing positions, John joined HallStar in 1986 as a Marketing Manager. During his career there he has held positions of increasing responsibility including, Vice President, Sales and Marketing and Chief Operating Officer. He was elected President and Chief Executive Officer in 2006 and Chairman in 2009.

John’s leadership at HallStar has been marked by sweeping change and dynamic growth in both sales and profitability. He led the transformation of HallStar from an industrial chemical distributor to a specialty chemical producer, divesting the company’s chemical distribution business and acquiring two personal care companies. He further strengthened HallStar’s position in the specialty chemical space through the acquisition of four businesses in the personal care and industrial sectors.

John serves on the Board of the American Chemistry Council (ACC) and is a member of its Executive Committee. He also chairs the Small and Medium Business Enterprise Committee of the ACC.

John earned a B.A. in Chemistry from Bucknell University and an MBA from the University of Chicago.

Commenting on the announcement, Randy Dearth, Calgon Carbon’s President and Chief Executive Officer, said, “With John’s background in manufacturing and marketing, as well as his proven success in leading a global specialty chemical company, he is a very good fit for our Board, and I look forward to his perspective.”

Seth Schofield, Calgon Carbon’s Chairman, added, “In keeping with good corporate governance, we added two new members to our Board of Directors earlier this year who bring a fresh perspective to the Board and broaden its collective experience and expertise. John Paro’s appointment is clearly consistent with those efforts. I am very pleased to welcome him to Calgon Carbon.”

For more information about Calgon Carbon’s leading activated carbon and ultraviolet technology solutions for municipalities and industries, visit www.calgoncarbon.com.

Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making water and air safer and cleaner.

This news release contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included in the company’s most recent Annual Report pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance suggested herein. Further, the company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the company’s control. Some of the factors that could affect future performance of the company are changes in, or delays in the implementation of, regulations that cause a market for our products, acquisitions, higher energy and raw material costs, costs of imports and related tariffs, labor relations, capital and environmental requirements, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this news release, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in the company’s most recent Annual Report.

CONTACT:
Calgon Carbon Corporation
Gail A. Gerono, Vice President – Investor Relations and Communications, 412-787-6795
ggerono@calgoncarbon-us.com